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                                                                  EXHIBIT 10.12
                                                                  -------------
                              EMPLOYMENT AGREEMENT
                              --------------------

         ESSEF Corporation ("ESSEF"), an Ohio corporation, Pac-Fab, Inc. ("Pac-Fab"), a Delaware corporation and a subsidiary of ESSEF, and Douglas J. Brittelle (the "Executive") agree as follows:

         1.   EMPLOYMENT AND DUTIES.

              (a) Pac-Fab agrees to employ the Executive, and the Executive agrees to serve Pac-Fab and ESSEF, as the President of Pac-Fab. The Executive shall be the senior executive officer of Pac-Fab and shall report to ESSEF's Chief Operating Officer and shall have supervision and control over, and responsibility for, the day-to-day general operations of Pac-Fab and such other powers and duties commensurate with such senior officer position as may from time to time be prescribed by the ESSEF's Chief Executive Officer, Chief Operating Officer and the Board of Directors of ESSEF (the "Board").

              (b) The Executive shall (i) perform such duties commensurate with the position of senior officer of Pac-Fab as may be assigned by the Chief Operating Officer, the Chief Executive Officer, and the Board, (ii) devote substantially all of his working time to the business and affairs of Pac-Fab, and (iii) use his best efforts to advance the interests of Pac-Fab and ESSEF and to improve the value of Pac-Fab and ESSEF to their shareholders.

         2. TERM. Pac-Fab's employment of the Executive shall commence on January 3, 1995 (the "Commencement Date") and shall expire on the second anniversary of the Commencement Date, unless terminated or extended according to the terms stated in this Agreement. Until terminated by thirty (30) days prior written notice by either party or otherwise terminated as provided in
Section 9 hereof, this Agreement shall be extended automatically as of the anniversary of the Commencement Date in each year thereafter for an additional one (1) year period with such modified terms as mutually agreed.

         3.   COMPENSATION.
              (a) The Executive's annual base salary ("base salary") during the term of this Agreement shall be Two Hundred Thousand Dollars (USD 200,000), such base salary to be reviewed annually by the Compensation

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Committee of the Board (the "Compensation Committee").

              (b) In addition to the base salary, Pac-Fab shall pay the Executive an annual bonus based upon the Executive's performance. The Executive's target bonus shall be equal to forty percent (40%) of the Executive's base salary (the "Target Bonus"). For each year that this Agreement remains in effect, the Compensation Committee shall determine an appropriate percentage of the Target Bonus that Pac-Fab shall pay to the Executive based upon Pac-Fab's attainment of certain budget targets established from time to time by the Compensation Committee. Pac-Fab shall pay the bonus within thirty (30) days after the date that Pac-Fab's audited financial statements become available. The Executive shall have the right to bonus payments earned so long as the Executive was actually employed by Essef and/or Pac-Fab at the end of the fiscal year regardless of whether the Executive continues to be employed on the bonus payment date. The Executive's bonus payment for fiscal 1995 shall be determined on the basis of the payment matrix attached as Exhibit A; provided, however, that such bonus for fiscal 1995 shall not be less than Forty Thousand Dollars (USD 40,000).

         4.   OPTIONS.

              (a)   INITIAL OPTIONS.

                    (i) Subject to the limitation in (iii) below, ESSEF hereby grants to the Executive options (the "Initial Options") to purchase Fifteen Thousand (15,000) shares of ESSEF's common stock (the "Shares") at the price and subject to the following terms and conditions. The Initial Options shall vest as of the Commencement Date.

                    (ii) The exercise price per Share for the Initial Options shall be the higher of (aa) the average closing price per Share as reported by NASDAQ during the five (5) trading dayimmediately preceding the Page 54 of 68 sequentially numbered pages Commencement Date or (bb) Sixteen Dollars and Thirty-Two and One-Half Cents (USD 16.325) per Share.

                    (iii) Except in the case of a Change of Control as provided in (a)(iv) below, the Executive may exercise not more than the following percentage of the total number of Initial Options during the periods set forth below:

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              0% prior to the first anniversary of the Commencement Date;

              20% at any time after the first anniversary of the Commencement Date;

              40% at any time after the second anniversary of the Commencement Date;

              60% at any time after the third anniversary of the Commencement Date;

              80% at any time after the fourth anniversary of the Commencement Date; and

              100% at any time after the fifth anniversary of the Commencement Date.

                    (iv) Notwithstanding the limitations in (iii) above, the Executive may exercise one hundred percent (100%) of the Initial Options immediately upon the occurrence of a Change of Control. As used in this Agreement, a Change of Control shall mean the acquisition by any individual or entity of beneficial ownership of fifty-one percent (51%) or more of the Shares; provided, however, that the following shall not constitute a Change of
Control: (aa) any acquisition by ESSEF or any entity controlled by ESSEF, (bb) any acquisition by any employee benefit or welfare plan or related trust sponsored or maintained by ESSEF or by any company controlled by ESSEF, (cc) any acquisition by any entity pursuant to a reorganization, merger, or consolidation of ESSEF following which sixty percent (60%) or more of the common stock of the corporation resulting from such reorganization, merger, or consolidation is beneficially owned, directly or indirectly, by substantially the same individuals and entities that are the beneficial owners of the Shares immediately prior to such reorganization, merger, or consolidation, or (dd) approval by the beneficial owners of a majority of the Shares of either the liquidation or dissolution of ESSEF. For the purposes of this Subsection. For purposes of this Subsection (a)(iv) and Subsection (b)(iv), "acquisition" shall mean any purchase, exchange, merger, consolidation, or succession, and "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of a particular entity, whether through the ownership of shares, voting securities, partnership or other ownership interests, agreements, or otherwise.

         (B)  PERFORMANCE OPTIONS.

                    (i) ESSEF hereby grants the Executive options (the "Performance Options") to purchase an additional Twenty-Five Thousand (25,000) Shares. The Performance Options shall vest as of the fiscal year end for which the net income per Share (fully diluted) of ESSEF as reported by ESSEF for such fiscal year equals or exceeds Two Dollars and Forty Cents (USD 2.40) (the "Vesting Date").


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                    (ii)   The exercise price per Share for the Performance
Options shall be the higher of (x) the price determined under Section 4(a)(ii) above and (y) the average closing price per Share as reported by NASDAQ for the five (5) trading days prior to the first anniversary of the Commencement Date. However, such price shall not exceed Seventeen Dollars (USD 17.00) per Share unless the number computed in (x) exceeds Seventeen Dollars (USD 17.00) per Share, in which case the maximum price shall be equal to the amount computed in
(x).
                    (iii) The Executive may exercise not more than the following percentage of the total number of Performance Options during the periods set forth below:

               0% prior to the first anniversary of the Vesting Date;

              20% at any time after the first anniversary of the Vesting Date;

              40% at any time after the second anniversary of the Vesting Date;

              60% at any time after the third anniversary of the Vesting Date;

              80% at any time after the fourth anniversary of the Vesting Date; and

             100% at any time after the fifth anniversary of the Vesting Date.

                    (iv) Notwithstanding the limitations in (iii) above, the Executive may exercise one hundred percent (100%) of the Performance Options subject to the following: (aa) the Vesting Date has occurred and (bb) a Change of Control has occurred, provided that the Compensation Committee that is in office immediately prior to the Change of Control has determined that no extenuating circumstances exist that should operate to preclude such exercise.

              (c) TRANSFERABILITY OF OPTIONS. Neither the Initial Options nor the Performance Options are transferable by the Executive other than by will or by the laws of descent and distribution, and all such options are exercisable, during the lifetime of the Executive, only by the Executive or his guardian or legal representative.

              (d) TERM OF OPTIONS. Subject to the terms and conditions hereof, the Initial Options and/or the Page 56 of 68 sequentially numbered pages Performance Options (collectively, the "Options") may be exercised at any time prior to the tenth (10th) anniversary of the Commencement Date by delivering to ESSEF at its principal place of business a written notice, signed by the person entitled to exercise the options, stating the Executive's election to exercise the Options and stating the number of Options to be exercised. Such notice shall, as an essential part thereof, be accompanied



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by the payment of the full purchase price of the Shares then to be purchased and the amount, if any, required to be withheld for federal, state and local tax purposes on account of the exercise of the Options. The Options shall be deemed exercised as of the date that ESSEF receives such notice and payment. Payment of the full purchase price must be made in cash or by certified check. Promptly after the proper exercise of an Option, ESSEF or its transfer agent shall issue in the name of the person exercising the Option, and deliver to him, a certificate or certificates for the Shares purchased. As holder of the Options, the Executive shall have no rights as Shareholder or otherwise in respect of any of the Shares as to which the Options shall not have effectively been exercised.

              (e) RESTRICTIONS ON EXERCISE. No Option shall be exercisable if such exercise would violate:

                    (i)    any generally applicable state securities laws;

                    (ii) any applicable registration or other requirements under the Securities Act of 1993, as amended (the "Act"), or applicable requirements of NASDAQ; or

                    (iii) any generally applicable legal requirement of any other governmental authority.

Furthermore, if a registration statement with respect to the Shares to be issued upon the exercise of the Options is not in effect and if counsel for ESSEF deems it necessary or desirable in order to avoid possible violation of the Act, ESSEF may require, as a condition to its issuance and delivery of certificates for the Shares, the delivery to ESSEF of a commitment in writing by the person exercising the Options that at the time of such exercise it is his intention to acquire such Shares for his own account for investment only and not with a view to, or for resale in connection with, the distribution thereof; that such person understands the Shares may be "restricted securities" as defined in Rule 144 of the Securities and Exchange Commission; and that any resale, transfer or other disposition of said Shares will be accomplished only in compliance with Rule 144, the Act, or other or subsequently applicable Rules and Regulations thereunder. ESSEF may place on the certificates evidencing such Shares an appropriate legend reflecting the aforesaid commitment and may refuse to permit transfer of such certificates until it has been furnished evidence satisfactory to it that no violation of the Act or the Rules and Regulations thereunder would be involved in such transfer.

         5. Benefits. During the term of this Agreement, the Executive and his eligible dependents shall be


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entitled to participate in and receive benefits under any profit-sharing plan, health, disability, medical insurance or other employee welfare plan or arrangement made generally available by ESSEF during the term of this Agreement to its executives and key management employees.

         6. CAR. During the term of this Agreement, Pac-Fab shall provide the Executive with an automobile and shall pay for operating expenses incurred in connection with the use of the automobile, including the costs of insurance, gas, maintenance and car phone.

         7. VACATION. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Board from time to time, but not less than twenty (20) business days in any calendar year.

         8.   RIGHT OF FIRST REFUSAL.
              (a) If the Executive wishes to sell, assign or otherwise transfer to a single purchaser Twenty-Five Thousand (25,000) or more Shares, the Executive shall first comply with the terms of the following right of first refusal.

              (b) The Executive may sell such Shares if the Shares proposed to be sold are first offered for purchase to ESSEF. Such offer of purchase shall be delivered by the Executive to ESSEF by a written notice containing (i) a true copy of the offer of the proposed purchaser of the Shares (the "Offer"), which offer shall set forth the number of Shares to be purchased, the price for those Shares and the name and address of the proposed purchaser and (ii) a written offer by the Executive to sell all of the Shares covered by the Offer to ESSEF in accordance with the terms of this Agreement and the Offer.

              (c) Upon approval by the Board, ESSEF or its nominee shall have the right to accept the Executive's offer in writing within sixty (60) days after the date of the notice. If such offer is accepted, the Shares shall be sold to ESSEF or such nominee at the office of ESSEF at a mutually convenient time within twenty (20) days after the acceptance of the offer. At the Closing of such sale, the Executive shall deliver the certificates


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representing the Shares free of any adverse claims, liens or encumbrances whatsoever, duly endorsed for transfer, and ESSEF or its nominee, as the case may be, shall deliver to the Executive the purchase price relating to the Shares being purchased.

              (d)   If ESSEF fails to exercise its purchase rights under this
Section 8 for a period of thirty (30) days after the termination of the period within which ESSEF had the right to purchase the Shares, the Executive may transfer the Shares that are the subject of the Offer to the proposed purchaser, but only in strict accordance with the Offer. If such sale is consummated within a sixty (60) day period thereafter, the Shares in the hands of the proposed purchaser shall no longer be subject to the provisions of this right of first refusal. If such sale is not so consummated, the Shares shall continue to be subject to all of the provisions of this Agreement.

      9. DISABILITY OR DEATH; RESIGNATION; TERMINATION FOR CAUSE; OTHER TERMINATIONS.

              (a) DISABILITY OR DEATH. If the Executive is incapacitated for a period of three (3) consecutive months so that he cannot perform his duties hereunder on a full-time basis, then either ESSEF or the Executive may give written notice to the other terminating the Executive's employment effective thirty (30) days thereafter (the "Disability Termination Date"). ESSEF shall continue to provide salary, medical coverage and group life insurance to the Executive for six (6) months after the Disability Termination Date. If the Executive dies prior to the termination of his employment or if notice of termination for disability is given as provided above, ESSEF's obligations hereunder shall terminate as of the earlier of the Executive's death or the Disability Termination Date; provided that, in either case, the Executive or his estate shall be paid the pro rata share of any bonus earned prior to the Executive's death or Disability Termination Date. In the event of the Executive's death or termination by reason of disability, his estate or he may exercise any Options vested at the date of death or Disability Termination Date for one (1) year after such death or Disability Termination Date.

              (b) RESIGNATION. If the Executive's employment is terminated by reason of his voluntary resignation, all of the obligations of ESSEF and Pac-Fab hereunder shall terminate. All unexercised Options, both vested and unvested, shall be automatically forfeited and canceled by ESSEF.

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              (c)   TERMINATION FOR CAUSE.  If the Executive's employment is
terminated for cause (as defined below), all of the obligations of ESSEF and Pac-Fab hereunder shall immediately terminate. All unexercised Options, both vested and unvested, shall be automatically forfeited and canceled by ESSEF.
As used herein, "for cause" shall mean (i) gross misconduct by the Executive that is materially inconsistent with the terms hereof, (ii) material failure by the Executive to perform his duties, or (iii) the Executive's conviction for committing a felony.

              (d) OTHER TERMINATIONS. If the Executive's employment is terminated by ESSEF and Pac-Fab other than for cause, including withou limitation, at the end of a term, the obligations of ESSEF, Pac-Fab, and the Executive hereunder shall immediately terminate; provided, however, that (i) the Executive may exercise within one (1) year from the date ESSEF and Pac-Fab deliver notice of termination (the "Termination Date") any vested Options notwithstanding any exercise restrictions held by him on the Termination Date, and (ii) ESSEF shall continue to provide salary and medical, group life and disability insurance (collectively, "insurance benefits") to the Executive until the later of (x) the later of December 31, 1996 or one (1) year after the Termination Date or (y) the Executive begins receiving salary and/or insurance benefits through other employment.

         10. TRADE SECRETS; CONFIDENTIAL AND PROPRIETARY INFORMATION. The Executive shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, company, corporation or business in any manner whatsoever any confidential information relating to the business of ESSEF or Pac-Fab, including without limitation, ESSEF's or Pac-Fab's pricing policies, trade secrets, know-how, strategic plans and similar types of information: provided, however, that the Executive may, without liability under this Section, comply with orders and other legal process required by the courst of competent jurisdiction over the Executive.. This Section 10 shall remain in full force and effect for a period of ten (10) years after expiration or termination of this Agreement for any reason.

         11. COVENANT NOT TO COMPETE. During the term of this Agreement and for a period of five (5) years thereafter the Executive will not, without ESSEF's prior written consent, directly or indirectly engage in, make any investment in or have any interest in any business in competition with the business of ESSEF; and the Executive will not advise, assist or render services either directly or indirectly to any person, firm, company,

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corporation or business other than ESSEF or Pac-Fab with reference to any business in competition with the businesses engaged in by ESSEF or Pac-Fab during the Executive's employment under this Agreement. Notwithstanding the foregoing, the ownership of securities of any business competing with ESSEF or Pac-Fab, if such securities are publicly traded on a national securities market and constitute less than five percent (5%) of the outstanding stock thereof, shall not constitute a violation of this provision. For purposes of this
Section 11, a business in competition with ESSEF or Pac-Fab shall mean any business engaged in the manufacture, design, processing, sale or distribution of products that are the same as or similar to those of ESSEF or Pac-Fab at any time during the term of this Agreement. This Agreement shall inure to the benefit of, and be enforceable by, the parties' successors, representatives, executors, administrators or assignees.

         12. NOTICES. All notices, requests, demands and other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered, at the time delivered or
(b) if mailed, at the time mailed at any general or branch United States Post Office enclosed in a registered or certified postage paid envelope addressed to the address of the respective parties as follows:

To ESSEF or Pac-Fab:
                        ESSEF Corporation
                        220 Park Drive
                        Chardon, Ohio  44024
                        Attention:  Chief Operating Officer

To the Executive:            Douglas J. Brittelle

_____________________

_____________________


or to such other addresses as the party to whom notice is to be given may have previously furnished to the other




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party in writing in the manner set forth above, provided that notices of changes of address shall only be effective upon receipt.

        13. MODIFICATIONS AND WAIVERS. No provisions of this Agreement may be modified or discharged unless such modification or discharge is authorized by the Board of Directors of ESSEF and is agreed to in writing and signed by each party; provided, however, that the Executive may not sign on behalf of Pac-Fab. No waiver by a party hereto of any breach by another party hereto or any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter hereof, and there are no written or oral terms or representations made by any party other than those contained herein.

        15. GOVERNING LAW. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Ohio.

         16. INVALIDITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of the balance of the Agreement. In the event that any such provision should be or becomes invalid for any reason, such provision shall remain effective to the maximum extent permissible, and the parties shall consult and agree on a legally acceptable modification giving effect to the commercial objectives of the unenforceable or invalid provision, and every other provision of this Agreement shall remain in full force and effect.




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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on December
21, 1994.

Douglas J. Britelle


ESSEF CORPORATION

By:
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    Its:  Chief Operating Officer

PAC-FAB, INC.

By:
    -------------------------
    Its: Assistant Treasurer.

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